UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

Mudrick Capital Acquisition Corporation II

(Exact name of registrant as specified in its charter)

Delaware	001-39771	85-2320197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

527 Madison Avenue, 6th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 747-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one-half of one Redeemable Warrant	MUDSU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	MUDS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	MUDSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2022, Mudrick Capital Acquisition Corporation II (“MUDS”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among MUDS, Titan Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of MUDS (“First Merger Sub”), Titan Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of MUDS (“Second Merger Sub”), and BC Cyan Investment Holdings Inc., a Delaware corporation (the “Company”).

Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”), pursuant to which (i) First Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the “Surviving Corporation”) in the merger (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

The proposed Business Combination is expected to be consummated after receipt of the required approval from the stockholders of MUDS and the satisfaction of certain other conditions summarized below. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

Merger Agreement

Merger Consideration

The aggregate consideration to be paid to stockholders of the Company in the First Merger (other than holders of the Company’s Series B preferred stock (the “Company Series B Preferred Stock”) will consist of a number of shares of MUDS common stock equal to the quotient of (a) $341,625,000, plus the aggregate exercise price of all “in-the-money” vested Company options (the “Adjusted Transaction Value”), divided by (ii) $10.15 (as adjusted, if applicable), payable as described below (the “Closing Merger Consideration”).

At the effective time of the First Merger:

•

each issued and outstanding share of Company common stock (other than treasury shares) will be cancelled and automatically deemed to represent the right to receive a number of shares of MUDS common stock equal to the “Exchange Ratio” (defined as the quotient, rounded to the nearest thousandth, of (i) the quotient of (a) the Adjusted Transaction Value, divided by (b) the sum of (I) the number of issued and outstanding shares of Company common stock, plus (II) the aggregate number of shares of Company common stock underlying the “in-the-money” vested Company options, plus (III) the aggregate number of shares of Company common stock into which all shares of Company series A preferred stock (the “Company Series A Preferred Stock”) are convertible, in each case, as of immediately prior to the First Merger), divided by (ii) $10.15 (as adjusted, if applicable);

•

each issued and outstanding share of Company Series A Preferred Stock (other than treasury shares) will be cancelled and automatically deemed to represent the right to receive a number of shares of MUDS common stock equal to the product of (i) the Exchange Ratio, multiplied by (ii) the number of shares of Company common stock into which such share is convertible under the Company’s organizational documents;

•

each issued and outstanding share of Company Series B Preferred Stock (other than treasury shares) will be cancelled and automatically deemed to represent the right to receive a number of shares of MUDS common stock equal to the quotient of (i) the Pre-Closing Series B Share Consideration (as defined below), divided by (ii) the number of shares of Company Series B Preferred Stock outstanding immediately prior to the First Merger. The “Pre-Closing Series B Share Consideration” equals the quotient of (a) the purchase price of the Company Series B Preferred Stock (together with all accrued and unpaid dividends on such amount from the date of issuance thereof until as of immediately prior to the First Merger), divided by (b) $10.15 (as adjusted, if applicable);

•

each issued and outstanding share of convertible preferred stock of the Company will be cancelled and automatically deemed to represent the right to receive one share of convertible preferred stock of MUDS; and

•

each issued and outstanding Company option (whether vested or unvested) will convert into an option to purchase a number of shares of MUDS common stock, with such number equal to the product of (i) the numbers of shares of Company common stock subject to such Company option, multiplied by (ii) the Exchange Ratio, at an exercise price per share equal to (x) the exercise price per share of Company common stock previously applicable to such Company option, divided by (y) the Exchange Ratio.

Representations and Warranties

The Merger Agreement contains representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, formation, corporate power and authority, (ii) subsidiaries (iii) authorization to enter into the Merger Agreement, (iv) capital structure, (v) consents and approvals, (vi) financial statements, (vii) liabilities, (viii) real estate, (ix) litigation, (x) material contracts, (xi) taxes, (xii) absence of certain changes, (xiii) environmental matters, (xiv) employee matters, (xvii) licenses and permits, (xviii) compliance with laws, (xix) regulatory matters, (xx) intellectual property, (xxi) insurance, (xxii) affiliate transactions and (xxiii) anti-corruption. The representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the Closing.

Covenants

The Merger Agreement contains customary covenants of the parties, including, among others, covenants providing for (i) the operation of the parties’ respective businesses prior to consummation of the Transactions, (ii) MUDS and the Company’s efforts to satisfy conditions to consummation of the Transactions, (iii) MUDS and the Company to cease discussions for alternative transactions except that the Company may continue its discussions with a specified potential third-party acquirer who has previously expressed an interest in acquiring the Company (the “Specified Third Party”), (iv) MUDS to prepare and file a proxy statement for the purpose of soliciting proxies from MUDS’ stockholders to vote in favor of certain matters (the “Buyer Stockholder Matters”), including the adoption of the Merger Agreement, approval of the Transactions, amendment and restatement of MUDS’ certificate of incorporation and certain other matters at a special meeting called therefor (the “Special Meeting”), (v) the protection of, and access to, confidential information of the parties, (vi) the treatment of certain Company affiliate agreements and (vii) the parties’ efforts to obtain necessary approvals from governmental agencies. Covenants of the parties contained in the Merger Agreement requiring performance prior to Closing will terminate and be of no further force and effect as of the Closing.

Conditions to Closing

The consummation of the Transactions is subject to customary closing conditions for special purpose acquisition companies, including, among others: (i) approval by MUDS’ stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) no order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions being in force, (iv) MUDS having at least $5,000,001 of net tangible assets as of the closing of the Transactions and (v) customary bring-down conditions. Additionally, the obligations of the Company to consummate the Transactions are conditioned upon, among others, the amount of Available Closing Buyer Cash (as defined in the Merger Agreement) being no less than $195,500,000, and the proceeds of the initial PIPE financing amount having been delivered in full as of the closing.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing of the Transactions, as follows:

(i)	by mutual written consent of MUDS and the Company;

(ii)

by either MUDS or the Company if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently enjoining or prohibiting the merger, which order, decree, judgment, ruling or other action is final and nonappealable;

(iii)

by either MUDS or the Company if the other party has breached any of its covenants, agreements, representations or warranties which would result in the failure of certain conditions to be satisfied at the closing and has not cured its breach within twenty business days of the notice of an intent to terminate, provided that the terminating party’s failure to fulfill any of its obligations under the Merger Agreement is not the primary cause of the failure of the closing to occur;

(iv)

by either MUDS or the Company if the transactions are not consummated on or before September 10, 2022 (the “Termination Date”), provided that the Termination Date with respect to MUDS’ right to terminate will be automatically extended if any bona fide action for specific performance or other equitable relief by the Company with respect to the Merger Agreement, the other transaction agreements specified in the Merger Agreement or otherwise regarding the Transactions is commenced or pending on or prior to the Termination Date, provided that the terminating party’s failure to fulfill any of its obligations under the Merger Agreement is not the primary cause of the failure of the closing to occur by such date; provided, further, that such Termination Date shall be automatically extended for three (3) months in the event that MUDS stockholders approve an extension of the period for MUDS to consummate a business combination under its organizational documents prior to such date;

(v)

by either MUDS or the Company if, at the Special Meeting, the Transactions and certain of the Buyer Stockholder Matters shall fail to be approved by holders of MUDS’ outstanding shares, provided that MUDS’ right to terminate for failure to obtain such approval shall not be available if, at the time of such termination, MUDS is in breach of certain of its obligations under the Merger Agreement, including with respect to the preparation, filing and mailing of the proxy statement and convening the Special Meeting;

(vi)	by MUDS if there has been a Material Adverse Effect on the Company; or

(vii)

by the Company, in order for the Company to enter into, immediately following such termination, a binding and definitive agreement with the Specified Third Party; provided, that the Company has materially complied with certain of its covenants under the Merger Agreement and (a) pays MUDS a termination fee in cash in an amount equal to MUDS’s expenses (up to $10 million), payable upon the earlier of (i) the consummation of a business combination involving the Company and the Specified Third Party or (ii) the termination of the applicable definitive transaction agreement with the Specified Third Party (b) pays an affiliate of Mudrick Capital Acquisition Holdings II LLC (the “Sponsor”), the Subscriber under the Subscription and Backstop Agreement, the Subscriber Termination Adjustment (described below) and (c) upon (and subject to) the consummation of the closing of the transactions contemplated by the applicable definitive transaction agreement with the Specified Third Party, the Company shall consummate the “Mandatory Preferred Call” in respect of the Company Convertible Preferred Stock.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K (this “Current Report”) to provide investors with information regarding its terms. It is not intended to provide any other factual information about MUDS, the Company or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in MUDS’ public disclosures.

A copy of the Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Related Agreements

Company Convertible Preferred Stock Purchase Agreement

In connection and concurrently with the execution of the Merger Agreement, certain investment funds affiliated with the Sponsor entered into a subscription agreement with the Company (the “Company Convertible Stock Purchase Agreement”), pursuant to which, concurrently with the execution of the Merger Agreement, the Company agreed to issue and sell to affiliates of the Sponsor, and such affiliates agreed to subscribe for and purchase from the Company, 50,000 shares of convertible preferred stock of the Company (the “Convertible Preferred Stock”) with an initial liquidation preference of $1,000 per share and an aggregate initial liquidation preference of $50,000,000. The closing of such purchase and sale of the Convertible Preferred Stock shall take place on the second business day following the date of the Company Convertible Stock Purchase Agreement (or such other time upon which the Company and the investors agree).

Prior to the closing of the purchase and sale of the Convertible Preferred Stock, pursuant to authority granted to the Company’s board of directors under the Company’s certificate of incorporation, the Company’s board of directors will cause to be filed with the Delaware Secretary of State a certificate of designation of Series C Convertible Preferred Stock (the “Certificate of Designation”). The Certificate of Designation will establish and fix the number of shares of Convertible Preferred Stock and the designations, rights, preferences, powers, restrictions and limitations of the shares of such series. The Certificate of Designation will provide, among other things, that holders of the Convertible Preferred Stock will be entitled to certain conversion and redemption rights with respect to the Convertible Preferred Stock including mandatory redemption rights upon the occurrence of certain events, the exercise of which will require the Company to redeem the Convertible Preferred Stock at the stated redemption value.

Subscription and Backstop Agreement

In connection with the execution of the Merger Agreement, on June 10, 2022, MUDS entered into a subscription and backstop agreement (the “Subscription and Backstop Agreement”) with funds affiliated with the Sponsor (collectively, the “Subscriber”), pursuant to which the Subscriber agreed to purchase an aggregate of $40 million of MUDS common stock for a purchase price of $10.15 per share in the PIPE financing in connection with the consummation of the Business Combination (the “Sponsor PIPE”).

Further, pursuant to the Subscription and Backstop Agreement, the Subscriber has agreed to purchase up to an aggregate of $68 million of MUDS common stock at a purchase price of $10.15 per share in connection with the consummation of the Business Combination, to the extent necessary to fund any shortfall in the Available Closing Buyer Cash, without taking into consideration any amount funded from the backstop (the “Backstop Investment”). The Subscriber will be able to fund all or a portion of the Backstop Investment by tendering a portion of the term loans of Blue Nile, Inc., a Delaware corporation (“Blue Nile”), held by its affiliates as satisfaction of all or a portion of the Backstop Investment. In the event the Company terminates the Merger Agreement in order to enter into a definitive agreement in respect of a change of control transaction with the Specified Third Party, the Subscription and Backstop Agreement provides for a “Subscriber Termination Adjustment” in the amount of $13,575,000, payable to the Subscriber, at the Company’s option, in cash or shares of the Company’s convertible preferred stock, upon the earlier of (i) the consummation of the closing of the transactions contemplated by the applicable definitive agreement with the Specified Third Party or (ii) the termination of the applicable definitive transaction agreement with the Specified Third Party (the “Subscriber Termination Adjustment”).

A copy of the Subscription and Backstop Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference, and the foregoing description of the Subscription and Backstop Agreement is qualified in its entirety by reference thereto.

Holdings Subscription Agreement

In connection with the execution of the Merger Agreement, on June 10, 2022, MUDS entered into a subscription agreement (the “Holdings Subscription Agreement”) with BC Cyan Holdings LP, a Delaware limited partnership (“BC Holdings”), pursuant to which BC Holdings agreed to acquire an equivalent amount of MUDS common stock (the “Holdings PIPE”) in exchange for an amount equal to (i) the previous contribution by BC Holdings of $40 million to acquire the Company’s Series B Preferred Stock, plus (ii) all accrued and unpaid dividends thereon payable through the closing. Pursuant to the Holdings Subscription Agreement and the Merger Agreement, MUDS will issue to BC Holdings shares of MUDS common stock in exchange for the cancellation of the Company Series B Preferred Shares, at the per share price of $10.15, upon the effective time of the First Merger.

A copy of the Holdings Subscription Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference, and the foregoing description of the Holdings Subscription Agreement is qualified in its entirety by reference thereto.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, on June 10, 2022, MUDS and the Sponsor entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed (i) to vote all of its shares of MUDS common stock (a) in favor of (x) adoption of the Merger Agreement and (y) approval of the Transactions and the other MUDS stockholder proposals and (b) against any proposal that would materially impede the Transactions, (ii) to waive anti-dilution rights that would result in MUDS’ Class B common stock converting on anything other than a 1-to-1 basis and (iii) not to transfer any of its MUDS founder shares or private placement warrants between the signing of the Merger Agreement and the closing of the Transactions, except in order to incentivize MUDS stockholders not to redeem their shares of MUDS common stock.

A copy of the Sponsor Support Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference, and the foregoing description of the Sponsor Support Agreement is qualified in its entirety by reference thereto.

Investor Rights Agreement

At the consummation of the Transactions, MUDS, the Company, the Sponsor, Jefferies, LLC (“Jefferies”) and certain other parties listed therein will enter into an investor rights agreement, which will provide for, among other things, certain director nomination rights with respect to the post-closing board of directors of the combined company, including that certain current owners of the Company and the Sponsor will each be entitled to nominate a number of directors depending upon its then-current ownership in MUDS, as well as certain customary registration rights. In addition, certain affiliates of the Sponsor and BC Holdings will agree not to transfer any of their shares of MUDS common stock (including those shares issuable upon conversion of preferred stock or the exercise of warrants), MUDS convertible preferred stock or, in the case of the affiliates of the Sponsor, MUDS warrants for a period of six months following the closing, in each case subject to certain exceptions.

A copy of the Investor Rights Agreement is attached as an exhibit attached to the Merger Agreement attached as Exhibit 2.1 hereto and is incorporated herein by reference, and the foregoing description of the Investor Rights Agreement is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The MUDS common stock to be issued in connection with the Transactions (including the Subscription and Backstop Agreement and the Holdings Subscription Agreement) will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Important Information and Where to Find It

In connection with the proposed transaction, MUDS intends to file with the SEC and mail a definitive proxy statement relating to the proposed transaction to its shareholders. This communication does not contain all the information that should be considered concerning the proposed transaction and is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction. MUDS shareholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with the proposed transaction, as these materials will contain important information about MUDS, Blue Nile and the proposed transaction. When available, the definitive proxy statement and other relevant materials for the proposed transaction will be mailed to shareholders of MUDS as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Mudrick Capital Acquisition Corporation II; 527 Madison Avenue, 6th Floor, New York, NY 10022.

Participants in the Solicitation

MUDS and its directors and executive officers may be deemed participants in the solicitation of proxies from MUDS’s shareholders with respect to the proposed transaction. A list of the names of those directors and executive officers and a description of their interests in MUDS is contained in MUDS’s Annual Report on Form 10-K, which was filed with the SEC on March 29, 2022, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Mudrick Capital Acquisition Corporation II; 527 Madison Avenue, 6th Floor, New York, NY 10022. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of MUDS in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed transaction when available.

No Solicitation or Offer

This communication shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication may contain forward-looking statements. Forward-looking statements include, without limitation, statements regarding the estimated future financial performance and financial position of the Company. Future results are not possible to predict. Opinions and estimates offered in this communication constitute the Company’s judgment and are subject to change without notice, as are statements about market trends, which are based on current market conditions. This communication contains forward-looking statements, including without limitation, forward-looking statements that represent opinions, expectations, beliefs, intentions, estimates or strategies regarding the future of the Company and its affiliates, which may not be realized. Forward-looking statements can be identified by the words, including, without limitation, “believe,” “anticipate,” “continue,” “estimate,” “may,” “project,” “expect,” “plan,” “potential,” “target,” “intend,” “seek,” “will,” “would,” “could,” “should,” “forecast,” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events, trends or prospects but the absence of these words does not necessarily mean that a statement is not forward-looking. Any statements that refer to expectations, projections, indications of, and guidance or outlook on, future earnings, dividends or financial position or performance or other characterizations of future events or circumstances are also forward-looking statements.

All forward-looking statements are based on estimates and assumptions that are inherently uncertain and that could cause actual results to differ materially from expected results. Many of these factors are beyond the Company’s ability to control or predict. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of any definitive agreements with respect to the proposed transaction; (2) the outcome of any legal proceedings that may be instituted against MUDS, the combined company or others following the announcement of the proposed transaction and any definitive agreements with respect thereto; (3) the inability to complete the proposed transaction due to the failure to obtain approval of the shareholders of MUDS or to satisfy other conditions to closing; (4) changes to the proposed structure of the proposed transaction that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed transaction; (5) the ability to meet stock exchange listing standards following the consummation of the proposed transaction; (6) the risk that the proposed transaction disrupts current plans and operations of the Company as a result of the announcement and consummation of the proposed transaction; (7) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the proposed transaction; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability; and (12) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in MUDS’s Annual Report on Form 10-K filed on March 29, 2022. There may be additional risks that neither MUDS nor the Company presently know or that MUDS and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

You are cautioned not to place undue reliance upon any forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made, based on information available as of the date of this communication, and such information may be inaccurate or incomplete. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. Past performance by the Company’s management team and its affiliates is not a guarantee of future performance. Therefore, you should not rely on the historical record of the performance of the Company’s management team or businesses associated with them as indicative of the Company’s future performance of an investment or the returns the Company will, or is likely to, generate going forward.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 10, 2022, by and among Mudrick Capital Acquisition Corporation II, Titan Merger Sub I, Inc., Titan Merger Sub II, LLC, and BC Cyan Investment Holdings Inc.

10.1	Subscription and Backstop Agreement, dated as of June 10, 2022, by and between Mudrick Capital Acquisition Corporation II and Mudrick Capital Acquisition Holdings II LLC.

10.2	Holdings Subscription Agreement, dated as of June 10, 2022, by and between Mudrick Capital Acquisition Corporation II and BC Cyan Holdings LP.

10.3	Sponsor Support Agreement, dated as of June 10, 2022, by and between Mudrick Capital Acquisition Corporation II and Mudrick Capital Acquisition Holdings II LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Mudrick Capital Acquisition Corporation II agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mudrick Capital Acquisition Corporation II
Dated: June 13, 2022
	By:	/s/ Jason Mudrick
	Name:	Jason Mudrick
	Title:	Chief Executive Officer